UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report: December 1, 2021
Professional Holding Corp.
(Exact name of registrant as specified in its charter)

Florida	001-39215	46-5144312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

396 Alhambra Circle, Suite 255 Coral Gables, Florida,		33134
(Address of principal executive offices)		(Zip Code)
(786) 483-1757
(Registrant's telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of Class	Trading Symbol(s)	Name of Exchange on which registered
Class A Common Stock, par value $0.01 per share	PFHD	NASDAQ Stock Market, LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(e)    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement of Daniel R. Sheehan

On December 1, 2021, Professional Holding Corp. (the “Company”) and Daniel R. Sheehan, the Company’s Chairman and Chief Executive Officer, executed a new employment agreement. The new employment agreement (i) extended the term of Mr. Sheehan’s employment through December 1, 2024, and (ii) increased Mr. Sheehan’s separation allowance in the event of a termination for “Good Reason” from (a) the product of (x) one and one-half (1.5) multiplied by (y) the sum of (A) the Annual Base Salary as of immediately prior to the date of termination and (B) the Target Bonus as of immediately prior to the date of termination (or, if none has been established, the Target Bonus in respect of the fiscal year completed prior to the date of termination) to (b) the product of (x) two (2.0) multiplied by (y) the sum of (A) the Annual Base Salary as of immediately prior to the date of termination and (B) the Target Bonus as of immediately prior to the date of termination (or, if none has been established, the Target Bonus in respect of the fiscal year completed prior to the date of termination). Other than the foregoing, the terms of Mr. Sheehan’s employment agreement remained unchanged as compared to his prior employment agreement dated May 2, 2018. Prior thereto, the Compensation Committee of the Company’s Board of Directors approved the foregoing changes to Mr. Sheehan’s employment agreement.

Employment Agreement of Ryan Gorney

On December 1, 2021, Professional Bank (the “Company”), the subsidiary of Professional Holding Corp., and Ryan Gorney, the Company’s Chief Information Officer, executed a new employment agreement. The new employment agreement (i) extended the term of Mr. Gorney’s employment through December 1, 2024, (ii) increased Mr. Gorney’s base salary from $350,000 to $400,000 per year, (iii) provided Mr. Gorney with a car allowance of up to $1,000 per month, (iv) expanded the organizational scope of Mr. Gorney’s noncompetition provision to include fintech organizations, (v) expanded the geographic scope of Mr. Gorney’s noncompetition provision from organizations with an office located within 50 miles of any the office of the Company, Professional Holding Corp., or their respective subsidiaries, to anywhere in the United States of America, and (vi) added additional provisions regarding the Company’s ownership of intellectual property. Other than the foregoing, the terms of Mr. Gorney’s employment agreement remained unchanged as compared to his prior employment agreement dated November 28, 2018. Prior thereto, the Compensation Committee of the Company’s Board of Directors approved the foregoing changes to Mr. Gorney’s employment agreement.

Exhibit No.	Description
10.1	Employment Agreement by and among Professional Holding Corp., Professional Bank, and Daniel R. Sheehan, dated December 1, 2021.
10.2	Employment Agreement by and between Professional Bank and Ryan Gorney, dated December 1, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Holding Corp.

Date: December 3, 2021	By:	/s/ Michael C. Sontag
Michael C. Sontag
Corporate Secretary